As filed with the Securities and Exchange Commission on July 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact name of registrant as specified in its charter)

Delaware	Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	56-0906609
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(IRS Employer Identification No.)

The Bank of America 401(k) Plan

Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan

(Full title of the plans)

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Common Stock, par value $0.01 per share	100,000,000(1)	$12.41	$1,241,000,000	$124,968.70
Common Stock, par value $0.01 per share	50,000,000(2)	$12.41	$620,500,000	$62,484.35

(1)	Represents shares of common stock, par value $0.01 per share (the “Common Stock”), of Bank of America Corporation (the “Corporation”) that may be offered for sale pursuant to The Bank of America 401(k) Plan (the “BAC 401(k) Plan”).
(2)	Represents shares of Common Stock of the Corporation that may be offered for sale pursuant to the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (the “Merrill SIP”, and together with the BAC 401(k) Plan, the “Plans”).
(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans. In addition, this Registration Statement covers any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(4)	Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 27, 2016 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

Explanatory Note

This registration statement on Form S-8 is filed by the Corporation relating to shares of its Common Stock that may be offered for sale to participants in the Plans. Shares of the Corporation’s Common Stock held in the Plans are purchased in the open market by the Plans’ respective trustee. Although the Corporation is hereby registering shares of its Common Stock for use by the Plans, the Corporation does not currently anticipate issuing new shares of its Common Stock for that purpose. The Corporation anticipates that the Merrill SIP will be merged into the BAC 401(k) Plan in the near future.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Corporation and the Plans with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015;

(b) The Bank of America 401(k) Plan Annual Report on Form 11-K for the year ended December 31, 2015;

(c) The Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan Annual Report on Form 11-K for the year ended December 31, 2015;

(d) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act between December 31, 2015 and the date of the filing of this Registration Statement; and

(f) The description of the Corporation’s Common Stock that is contained in the Corporation’s registration statement filed pursuant to Section 12 of the Exchange Act, as updated by the Corporation’s Current Report on Form 8-K filed April 20, 2009 and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation and the Plans with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other contemporaneously or subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VIII of the Corporation’s bylaws provides for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of the Corporation who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative, legislative, investigative or other nature, by reason of the fact that such person is or was serving as a director, officer, manager or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and the Corporation’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of the Corporation.

Pursuant to the Corporation’s bylaws, the Corporation may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Corporation against liability asserted against such persons in such capacity whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware Corporation Law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit

4(a)	Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the date hereof, incorporated by reference to Exhibit 3(a) of the Corporation’s Quarterly Report on Form 10-Q (File No. 001-06523) filed on May 2, 2016.

4(b)	Amended and Restated Bylaws of the Corporation, as in effect on the date hereof, incorporated by reference to Exhibit 3.1 of the Corporation’s Current Report on Form 8-K (File No. 001-06523) filed on March 20, 2015.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Morris Davis Chan & Tan LLP with respect to the Plans.

24(a)	Power of Attorney.

The Corporation will submit or has submitted the Plans and any amendments to the Plans to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

(a) The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subsections (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those sections is contained in reports filed with or furnished to the SEC by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of each Plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of July, 2016.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Chairman and	July 1, 2016
Brian T. Moynihan	Director (Principal Executive Officer)

*	Chief Financial Officer	July 1, 2016
Paul M. Donofrio	(Principal Financial Officer)

*	Chief Accounting Officer	July 1, 2016
Rudolf A. Bless	(Principal Accounting Officer)

*	Director	July 1, 2016
Sharon L. Allen

*	Director	July 1, 2016
Susan S. Bies

*	Director	July 1, 2016
Jack O. Bovender, Jr.

Signature	Title	Date

*	Director	July 1, 2016
Frank P. Bramble, Sr.

*	Director	July 1, 2016
Pierre J.P. de Weck

*	Director	July 1, 2016
Arnold W. Donald

*	Director	July 1, 2016
Linda P. Hudson

*	Director	July 1, 2016
Monica C. Lozano

*	Director	July 1, 2016
Thomas J. May

*	Director	July 1, 2016
Lionel L. Nowell, III

	Director	July , 2016
Michael D. White

*	Director	July 1, 2016
Thomas D. Woods

*	Director	July 1, 2016
R. David Yost

*By:	/S/ ROSS E. JEFFRIES, JR.
Ross E. Jeffries, Jr.
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Bank of America Corporation Corporate Benefits Committee, the administrator of The Bank of America 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of July, 2016.

THE BANK OF AMERICA 401(K) PLAN

By:	/s/ CHERYL LYNN H. COOPER
Cheryl Lynn H. Cooper
Senior Vice President, Manager Retirement Service Delivery Executive Bank of America Corporation

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Bank of America Corporation Corporate Benefits Committee, the administrator of Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of July, 2016.

MERRILL LYNCH & CO., INC. 401(K) SAVINGS & INVESTMENT PLAN

By:	/s/ CHERYL LYNN H. COOPER
Cheryl Lynn H. Cooper
Senior Vice President, Manager Retirement Service Delivery Executive Bank of America Corporation

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4(a)	Amended and Restated Certificate of Incorporation of the Corporation, as in effect on the date hereof, incorporated by reference to Exhibit 3(a) of the Corporation’s Quarterly Report on Form 10-Q (File No. 001-06523) filed on May 2, 2016.

4(b)	Amended and Restated Bylaws of the Corporation, as in effect on the date hereof, incorporated by reference to Exhibit 3.1 of the Corporation’s Current Report on Form 8-K (File No. 001-06523) filed on March 20, 2015.

23(a)*	Consent of PricewaterhouseCoopers LLP.

23(b)*	Consent of Morris Davis Chan & Tan LLP with respect to the Plans.

24(a)*	Power of Attorney.

*	Filed herewith.